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                                November 18, 2002

Foundation Capital Resources, Inc.
733 North State Street
Jackson, Mississippi 39202


         Re: Registration Statement on Form S-11 with respect to Foundation Capital Resources, Inc.'s Certificates of Indebtedness (2002 Series A, B, C and D)
         ----------------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Foundation Capital Resources, Inc., a Georgia corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-11 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the offering of up to $55,000,000 of the Company's Certificates of Indebtedness (2002 Series A, B, C and D) (the "Certificates"). In that capacity, we have been asked to render an opinion regarding certain descriptions of federal income tax consequences contained in the prospectus that forms a part of the Registration Statement (the "Prospectus") and certain other tax matters. Capitalized terms used but not defined herein shall have the same meaning as in the Prospectus.

         In rendering our opinion, we have reviewed (i) Articles of Incorporation, Bylaws and other corporate documents of the Company, (ii) certain resolutions of the Board of Directors of the Company, (iii) the Registration Statement and Prospectus, (iv) that certain Indenture, dated November 18, 2002, between the Company and Reliance Trust Company, a Georgia trust company, as trustee, (v) that certain Underwriting Agreement, dated November 19, 2002, between the Company and Rives, Leavell & Co., Inc., (vi) that certain Proceeds Escrow Agreement, dated September 1, 1996, by and among the Company, Reliance Trust Company, a Georgia bank and trust company, and Rives Leavell & Co., Inc. and (vii) the form of Management Agreement between the Company and One Capital Advisors, LLC (the "Manager"). In addition, the Company has provided us with an officer's certificate, dated November 15, 2002 (the "Officer's Certificate"), executed by a duly appointed and knowledgeable officer of the Company, upon which we have relied, setting forth certain factual representations.

         In giving this opinion, we have with your permission assumed that the statements in the Tax Certificate are true, correct and complete as of the date of this opinion. As to all matters in which a person or entity has represented that such person or entity either is not a party to, or does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement. In addition, we have



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                                             Foundation Capital Resources, Inc.
                                                              November 18, 2002
                                                                         Page 2


assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, (ii) that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such documents and that such documents accurately reflect the material facts of such transactions, (iii) that a final version of the Registration Statement will become the effective Registration Statement in respect of the Certificates without material change in the facts stated, and (iv) the holder of any Certificate is an initial purchaser of the Certificate and such Certificate was purchased at the "issue price," that is, the first price at which a substantial amount of the Certificates having the same maturity dates is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The opinions set forth herein are expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. Any material change that is made after the date hereof in any of the foregoing assumptions could adversely affect our conclusions.

         Our opinion is also based on the Internal Revenue Code of 1986, as amended, (the "Code") administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. We have not sought nor have we received any rulings from the Internal Revenue Service with respect to the federal income tax consequences of the purchase, ownership and disposition of the Certificates. Accordingly, there can be no assurance that the Internal Revenue Service will not take positions contrary to those stated in this opinion.

         We understand and assume that the Company will duly elect to be treated as a real estate investment trust ("REIT") for federal income tax purposes commencing with its taxable year ended December 31, 2002. The Company's initial and continuing qualification as a REIT depends upon the satisfaction of various requirements under the Code. The satisfaction of those requirements generally will be within the control of the Company's Board of Directors and the Manager, which has been engaged to conduct the affairs of the Company under the supervision of the Board of Directors.

         Based on the foregoing documents, assumptions and factual representations, as set forth in the Officer's Certificate being, and continuing to be, accurate, we are of the opinion that:

         1. The Certificates, once duly authorized and issued, will be treated as indebtedness, and not as an ownership interest in the Pledged Assets or as equity in the Company, for United States federal income tax purposes;

         2. The pool of assets comprising the Pledged Assets will not be classified as a "taxable mortgage pool" within the meaning of
             Section 7701(i) of the Code;

         3. The Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code; and



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                                             Foundation Capital Resources, Inc.
                                                              November 18, 2002
                                                                         Page 3


         4. Although the discussion in the Registration Statement under the heading "Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Certificates, in our opinion, such discussion taken as a whole constitutes in all material respects, a fair and accurate summary of the United States federal income tax consequences of the initial purchase, ownership and disposition of the Certificates under existing law.

         With respect to our opinion contained in paragraph 3 above, you should note that qualification of the Company as a REIT will depend, in part, upon the Company's ability, through its actual operations, to meet the qualification tests as described in the Prospectus.

         We express no opinion as to the laws of any jurisdiction other than the United States of America. Further, our opinion is limited to the specific conclusions set forth above, and no other opinions are expressed or implied.

         This opinion represents our best legal judgment, but it has no binding effect or official status of any kind. Changes to the Code or in regulations or rulings thereunder, or changes by the courts in the interpretation of the authorities relied upon, may be applied retroactively and may affect the opinions expressed herein. This opinion is rendered based upon applicable laws, rules and regulations as in effect on the date hereof, and we assume no duty or responsibility to inform you of any changes hereafter in our opinion due to any change hereafter in such laws, rules or regulations. Any material defect in any assumption or representation on which we have relied would adversely affect our opinion.

         We furnish this opinion to you solely to support the discussion set forth under the heading "Federal Income Tax Considerations" in the Registration Statement, and we do not consent to its use for any other purpose. We hereby consent to be named in the Registration Statement under the foregoing heading and to the filing of a copy of this opinion as Exhibit 8 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ WOMBLE CARLYLE SANDRIDGE & RICE
                                      A Professional Limited Liability Company